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                                                                    Exhibit 12.1


THE BON-TON STORES, INC.
RATIO OF EARNINGS TO FIXED CHARGES

                                                                                    FISCAL YEARS ENDED
                                                       ----------------------------------------------------------------------------
                                                                                 HISTORICAL                              PRO FORMA
                                                       ---------------------------------------------------------------  -----------
                                                       FEBRUARY 2,  FEBRUARY 1,  JANUARY 31,  JANUARY 29,  JANUARY 28,  JANUARY 28,
                                                          2002         2003         2004         2005         2006         2006
                                                       -----------  -----------  -----------  -----------  -----------  -----------
                                                                                  (DOLLARS IN THOUSANDS)
Income before income taxes                             $    10,042  $    15,369  $    32,961  $    32,042  $    38,143  $    35,129
Interest expense                                            10,265        9,436        9,049       13,437       12,052      106,710
Estimate of interest within rental expense (1)               4,700        4,196        5,996        9,843       10,550       20,664
                                                       -----------  -----------  -----------  -----------  -----------  -----------
Income before income taxes and fixed charges           $    25,007  $    29,001  $    48,006  $    55,322  $    60,745  $   162,503
                                                       ===========  ===========  ===========  ===========  ===========  ===========

Interest expense                                       $    10,265  $     9,436  $     9,049  $    13,437  $    12,052  $   106,710
Estimate of interest within rental expense (1)               4,700        4,196        5,996        9,843       10,550       20,664
                                                       -----------  -----------  -----------  -----------  -----------  -----------
Fixed charges                                          $    14,965  $    13,632  $    15,045  $    23,280  $    22,602  $   127,374
                                                       ===========  ===========  ===========  ===========  ===========  ===========

Ratio of net income to fixed charges                          1.67         2.13         3.19         2.38         2.69         1.28
                                                       ===========  ===========  ===========  ===========  ===========  ===========

                                                               THIRTEEN WEEKS ENDED
                                                       -------------------------------------
                                                              HISTORICAL          PRO FORMA
                                                       ------------------------  -----------
                                                        APRIL 30,    APRIL 29,    APRIL 29,
                                                          2005         2006         2006
                                                       -----------  -----------  -----------
                                                              (DOLLARS IN THOUSANDS)
Loss before income taxes                               $   (7,127)  $  (17,857)  $   (33,500)
Interest expense                                            3,306       23,868        27,435
Estimate of interest within rental expense (1)              2,461        2,638         5,166
                                                       ----------   ----------   -----------
Income (loss) before income taxes and fixed charges    $   (1,360)  $    8,649   $      (899)
                                                       ==========   ==========   ===========

Interest expense                                       $    3,306   $   23,868   $    27,435
Estimate of interest within rental expense (1)              2,461        2,638         5,166
                                                       ----------   ----------   -----------
Fixed charges                                          $    5,767   $   26,506   $    32,601
                                                       ==========   ==========   ===========

Ratio of net income to fixed charges                        (0.24)        0.33         (0.03)
                                                       ==========   ==========   ===========
Dollar amount of shortfall (2)                         $    7,127   $   17,857   $    33,500
                                                       ==========   ==========   ===========

(1) Calculated at 22% for the historical periods presented and 23% for the pro forma periods presented.

(2) Amounts shown reflect the additional income before income taxes required in order to achieve a ratio of 1.00 for the respective periods.